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                                  EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                        Computation of Earnings Per Share

Amounts in millions except per share amounts

                                                                  Three Months Ended
                                                                     September 30
                                                                2002              2001
                                                           ---------------   --------------
BASIC NET EARNINGS PER SHARE
----------------------------
Net earnings                                                      $ 1,464           $ 1,104
Preferred dividends, net of tax benefit                                32                32
                                                           --------------    --------------
Net earnings available to common shareholders                     $ 1,432           $ 1,072
                                                           ==============    ==============

Basic weighted average common shares outstanding                  1,300.0           1,296.1
                                                           ==============    ==============

Basic net earnings per common share                                $ 1.10            $ 0.83
                                                           ==============    ==============

DILUTED NET EARNINGS PER SHARE
------------------------------
Net earnings                                                      $ 1,464           $ 1,104
Deduct preferred dividend impact on
       funding of ESOP                                                  2                 3
                                                           --------------    --------------
Diluted net earnings                                              $ 1,462           $ 1,101
                                                           ==============    ==============

Basic weighted average common shares outstanding                  1,300.0           1,296.1
Add potential effect of:
       Conversion of preferred shares                                86.3              90.4
       Exercise of stock options                                     21.0              14.3
                                                           --------------    --------------

Diluted weighted average common shares outstanding                1,407.3           1,400.8
                                                           ==============    ==============

Diluted net earnings per common share                              $ 1.04            $ 0.79
                                                           ==============    ==============
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